Exhibit 99.33

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                (FORT LAUDERDALE)

WESTAR CAPITAL, INC.,

         Plaintiff,                                   Case No. 96-8889-CIV-ZLOCH

 vs.                                                  Magistrate Judge Seltzer

ADT, Ltd., Michael A. Ashcroft,
Stephen J. Ruzika, John E. Danneberg,
Alan B. Henderson, James S. Pasman, Jr.,
W. Peter Slusser, William W. Stinson,
Raymond S. Troubh, and Republic                        PLAINTIFF'S MOTION FOR
Industries, Inc.,                                      LEAVE TO FILE FOURTH
                                                       AMENDED COMPLAINT

 Defendants.
______________________/

         Plaintiff Westar Capital, Inc. ("Westar") moves this Court for an Order, pursuant to Rule 15 of the Federal Rules of Civil Procedure, granting Westar leave to file a Fourth Amended Complaint, a copy of which is annexed hereto as Exhibit A, based on material facts that have occurred since plaintiff filed its Third Amended Complaint on February 27, 1997.1

--------
         1 For the reasons set forth in Plaintiff's Memorandum of Law in support of Plaintiff's Motion for Leave to File Fourth Amended Complaint, Westar requests, pursuant to Local Rule 7.1E, that the Court order that this motion be treated on an expedited schedule and that (i) defendants submit any opposition by March 12, 1997 and (ii) Westar serve any reply thereto by March 14, 1997. Expedition is required because Westar and ADT's shareholders need to know prior to the special meeting whether Westar's nominees to the ADT board will be able to redeem the shareholder rights plan at issue in this litigation. Expedition will permit Westar to promptly file a motion for preliminary injunction on the new claims asserted in the proposed Fourth Amended Complaint.

                                                      CASE NO. 96-8889-Civ-Zloch

         Plaintiff's motion is supported by the accompanying Memorandum of Law in Support of Plaintiff's Motion for Leave to File Fourth Amended Complaint.

 Dated: March 10, 1997                              Respectfully submitted,

 SULLIVAN & CROMWELL                                HOLLAND & KNIGHT LLP
 John L. Hardiman                                   Attorneys for Plaintiff
 Tariq Mundiya                                      701 Brickell Avenue
 John C. Stellabotte                                P.O. Box 015441
 125 Broad Street                                   Miami, FL 33101
 New York, NY 10004                                 phone: (305) 374-8500
 phone: (212) 558-4000                              fax: (305) 789-7799
 fax: (212) 558-3588

                                                   By: /s/ Illegible /for MLS
                                                       -----------------------
                                                       MARTY L. STEINBERG
                                                       Florida Bar No. 187293
                                                       JUDITH M. MERCIER
                                                       Florida Bar No. 0032727

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing was served via Federal Express to Michael P. Carroll, Davis, Polk & Wardwell, 450 Lexington Avenue, New York, N.Y. 10017 as attorneys for ADT Defendants, and Thomas J. Allingham, II, Skadden, Arps, Meagher & Flom, One Rodney Square, P.O. Box 636, Wilmington, Delaware 19899 as attorneys for Republic Industries Inc., and via hand-delivery to Robert C. Josefsberg, Katherine W. Ezell, Podhurst, Orseck, Josefsberg, et al., 25 West Flagler Street, Suite 800, City National Bank Building, Miami, Florida 33130 as attorneys for ADT Defendants and Henry Latimer, Eckert, Seamans, Cherin & Mellot, 450 East Las Olas Blvd., Ft. Lauderdale, Florida

                                                      CASE NO. 96-8889-Civ-Zloch

         33301 as attorneys for Republic Industries, Inc. on this 10th day of March, 1997.

                                                       /s/ Illegible
                                                       -------------

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                (FORT LAUDERDALE)

WESTAR CAPITAL, INC.,

         Plaintiff,                                   Case No. 96-8889-CIV-ZLOCH

 vs.                                                  Magistrate Judge Seltzer

ADT, Ltd., Michael A. Ashcroft,
Stephen J. Ruzika, John E. Danneberg,
Alan B. Henderson, James S. Pasman, Jr.,
W. Peter Slusser, William W. Stinson,
Raymond S. Troubh, and Republic Industries, Inc.,

         Defendants.
______________________/

                                      ORDER

         THIS CAUSE came before the Court upon Plaintiff's Motion for Leave to File Fourth Amended Complaint;

         THE COURT, having considered the motion and the record, and being otherwise duly advised, it is ORDERED that Plaintiff's Motion for Leave to File Fourth Amended Complaint is GRANTED.

         SO ORDERED this ___ day of March, 1997.


                                           ----------------------------
                                           UNITED STATES DISTRICT JUDGE

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                (FORT LAUDERDALE)

WESTAR CAPITAL, INC.,

         Plaintiff,                                   Case No. 96-8889-CIV-ZLOCH

 vs.                                                  Magistrate Judge Seltzer

ADT, Ltd., Michael A. Ashcroft,
Stephen J. Ruzika, John E. Danneberg,
Alan B. Henderson, James S. Pasman, Jr.,
W. Peter Slusser, William W. Stinson,
Raymond S. Troubh, and Republic Industries, Inc.,

         Defendants.
______________________/

                                      ORDER

         THIS CAUSE came before the Court upon Plaintiff's Motion for Leave to File Fourth Amended Complaint.

         THE COURT, having considered the motion and the record, and being otherwise duly advised, it is ORDERED that Defendants' opposition to Plaintiffs' motion must be filed and served by 5 p.m. on March 12, 1997 and any reply thereto be filed and served by 5 p.m. on March 14, 1997.

         SO ORDERED this ___ day of March, 1997.


                                         ----------------------------
                                         UNITED STATES DISTRICT JUDGE


 FTL1-234206